SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under 14a-12

DAN RIVER INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LOGO OF Dan River Inc.]

March 21, 2003

To our shareholders:

          We cordially invite you to attend our annual meeting of shareholders, which is to be held on April 25, 2003 at the Riverview Inn, Country Club Drive, in Danville, Virginia. The meeting will start at 10 a.m. EDT.

          On the ballot at this year’s annual meeting are our proposals (1) to elect three directors to our board of directors and (2) to adopt and approve a new long-term incentive plan.

          As a shareholder, your vote is important. We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy card in the enclosed envelope, or follow the other voting procedures described in this proxy statement as soon as possible to ensure that your shares will be represented and voted at the meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

          On behalf of your board of directors, thank you for your support of and interest in Dan River.

Sincerely,

/s/ JOSEPH L. LANIER, JR.

Joseph L. Lanier, Jr. Chairman of the Board and Chief Executive Officer

[LOGO OF Dan River Inc.]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 25, 2003

TIME:	10:00 a.m., EDT on April 25, 2003

PLACE:	Riverview Inn
Country Club Drive, Danville, Virginia

ITEMS OF BUSINESS:	(1) To elect three directors.
(2) To adopt and approve the 2003 long-term incentive plan.
(3) To transact any other business that properly comes before the meeting or any adjournment of the meeting.

WHO MAY VOTE:	You can vote if you were a holder of Class A Common Stock or Class B Common Stock of record on February 28, 2003.

ANNUAL REPORT:	A copy of our Annual Report is enclosed.

DATE OF NOTICE:	March 21, 2003.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about March 21, 2003.

DAN RIVER INC.
2291 Memorial Drive
Danville, Virginia 24541

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2003

ABOUT THE MEETING

Who is furnishing this proxy statement?

          This proxy statement is being furnished to our shareholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on April 25, 2003.

What am I voting on?

          You will be voting on the following:

•	To elect three directors,

•	To adopt and approve a new long-term incentive plan, and

•	Any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

          You may not cumulate your votes for any matter being voted on at the annual meeting, and you are not entitled to appraisal or dissenters’ rights.

Who can vote?

          You can vote if you owned Class A Common Stock or Class B Common Stock as of the close of business on February 28, 2003. As of February 28, 2003, there were 20,362,773 shares of Class A Common Stock and 2,062,070 shares of Class B Common Stock outstanding and eligible to vote at the annual meeting.

How do I vote?

          You can vote:

•	over the internet at the address shown on your proxy card,

•	by telephone through the number shown on your proxy card,

•	by completing, signing and returning the enclosed proxy card, or

•	by attending the meeting and voting in person.

If you hold your shares in the name of a bank or broker, the availability of telephone and internet voting depends on their voting processes.  Please follow the directions on your proxy card carefully.

Can I vote at the annual meeting?

          You can vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the meeting, we encourage you to vote your shares by proxy. You can vote your proxy via the internet, by telephone or by mail.

What if my shares are registered in more than one person’s name?

          If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment of such person in a representative capacity.

What does it mean if I receive more than one proxy card?

          It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, P.O. Box 43012, Providence, RI 02940-3012 and can be reached at (877) 282-1169.

What if I return my proxy card but do not provide voting instructions?

          If you sign and return your proxy but do not include voting instructions, your proxy will be voted:

•	FOR the election of Edward J. Lill, John F. Maypole and Rainer H. Mimberg; and

•	FOR the adoption and approval of the 2003 long-term incentive plan.

Can I change my mind after I vote?

          You can change your vote at any time before the polls close at the meeting. You can do this by:

•	voting again by telephone or over the internet prior to 11:59 p.m., EDT, on April 24, 2003,

•	giving written notice to the Secretary of our company,

•	delivering a later-dated proxy, or

•	voting in person at the annual meeting.

How many votes am I entitled to?

          If you own Class A Common Stock, you are entitled to one vote for each share you own. If you own Class B Common Stock, you are entitled to 4.39 votes for each share you own. Holders of Class A Common Stock and Class B Common Stock will vote together as a single voting group for all matters to be voted on at the annual meeting. Sometimes in this proxy statement we refer to the Class A Common Stock and the Class B Common Stock collectively as the Common Stock.

How many votes must be present to hold the annual meeting?

          In order for us to conduct the annual meeting the holders of a majority of the votes of the Common Stock outstanding as of February 28, 2003 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the meeting if you:

•	vote via the internet or by telephone,

•	return a properly executed proxy (even if you do not provide voting instructions), or

•	attend the annual meeting and vote in person.

How many votes are needed to elect directors?

          The nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality. If you do not vote in person, over the internet, by telephone or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes at the annual meeting.

How many votes are needed to adopt and approve the 2003 long-term incentive plan?

          To adopt and approve the 2003 long-term incentive plan, the “yes” votes cast in favor of the plan must exceed the “no” votes cast against the plan.

How many votes are needed for other matters?

          To approve any other matter that properly comes before the annual meeting, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter.

Will my shares be voted if I do not provide my proxy?

          If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.  Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares on certain “routine” matters, including the election of directors. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “yes” votes and “no” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting.  If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as “yes” votes or “no” votes on any matter voted on at the annual meeting.  These are referred to as broker non-votes.

ELECTION OF DIRECTORS
(Item 1)

How many directors serve on the board of directors?

          Our board of directors currently has six members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Additionally, directors newly elected by the Board must stand for re-election by the shareholders at the next annual meeting following their election by the Board.  At the annual meeting on April 25, 2003, one nominee for director who was elected by the board is to be elected to serve until the annual meeting in 2005, and two nominees for director are to be elected to serve until the annual meeting in 2006, or, in each case, until their successors are elected and qualified.

Who are the nominees this year?

          Mr. Rainer H. Mimberg has been nominated for election to a term ending at the 2005 annual meeting or until his successor has been elected and qualified.  Messrs. Edward J. Lill and John F. Maypole have been nominated for election to terms ending at the 2006 annual meeting, or until their successors have been elected and qualified.

What if any of the nominees is unwilling or unable to serve?

          We do not believe that any of the nominees will be unwilling or unable to serve as a director.  However, if at the time of the annual meeting any of them should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

•	to elect a substitute nominee recommended by the board,

•	to allow the vacancy created to remain open until filled by the board, or

•	to reduce the number of directors for the ensuing year.

          In no event, however, can a proxy be voted to elect more than three directors.

What is the recommendation of the board of directors?

          The board of directors recommends a vote FOR Rainer H. Mimberg to hold office until the annual meeting of shareholders in 2005 and FOR Edward J. Lill and John F. Maypole to hold office until the annual meeting of shareholders in 2006 or, in each case, until their successors are elected and qualified. Proxies returned without instructions will be voted for these nominees.

What is the background of this year’s nominees?

Nominated to serve until 2005:

          Rainer H. Mimberg, 60, was elected a director of our company by the board in November 2002.  Mr. Mimberg spent most of his career at Bestfoods, an international food company, until his retirement in 2000.  He was Vice President – Investor Relations of Bestfoods from 1998 until 2000 and Vice President – Finance from 1997 until 1998.  Prior to 1997 he served in a number of management capacities, primarily involving Bestfoods’ international operations.

Nominated to serve until 2006:

          Edward J. Lill, 70, has been a director of our company since 1997.  Mr. Lill occasionally provides consulting services to Metropolitan Life Insurance Company with respect to accounting and other related matters.  Mr. Lill was a senior partner and vice chairman of the accounting firm, Deloitte & Touche, from 1988 until his retirement in 1995.

          John F. Maypole, 63, has been a director of our company since 1992. Mr. Maypole has for the past 19 years served as a consultant to and/or director of various corporations and providers of financial services, prior to which he served in various financial and general management capacities with two publicly owned companies. Mr. Maypole also serves as a director of MassMutual Financial Group, a life insurance and financial services company, and Church and Dwight Co., Inc., a household consumer product and specialty chemical company.

Who are the directors continuing in office until 2004?

          Donald J. Keller, 71, has been a director of our company since 1998.  Mr. Keller was non-executive chairman of Vlasic Foods International, Inc. from 1998 until 2001.  From 1993 until 1998 he was chairman of B. Manischewitz Company, a food manufacturer, and was co-chief executive officer of B. Manischewitz Company from 1992 until 1993.  From 1995 until 1997 he was chairman of the board of Prestone Products Corporation, an automotive chemicals manufacturer.

          Joseph L. Lanier, Jr., 71, has been chairman of the board of directors and chief executive officer of our company or our predecessor since 1989. Mr. Lanier is also a director of Flowers Industries, Inc., a food company, Torchmark Corporation, an insurance company, and Dimon Incorporated, a tobacco products company.

Who are the directors continuing in office until 2005?

          Richard L. Williams, 69, has been a director and president and chief operating officer of our company or our predecessor since 1989.

How often did the board of directors meet during fiscal 2002?

          The board of directors met six times during fiscal 2002. Each director attended 100% of all meetings of the board of directors and committees on which he served in fiscal 2002.

What committees has the board of directors established?

          The board of directors has established a compensation committee and an audit committee. The full board of directors acts as a nominating committee.

          Compensation Committee. Messrs. Maypole, Keller and Lill serve as members of the compensation committee, and Mr. Maypole is the chairman. The compensation committee is responsible for:

•	reviewing annually and approving our compensation strategy to ensure that our executive compensation strategy supports our business objectives as well as shareholder interests,

•	approving salary, bonuses and other compensation of our executive officers and key management personnel,

•	administering our option and benefit plans, and

•	considering issues pertaining to succession planning upon retirement or termination of the employment of senior managers.

          The compensation committee held two meetings in fiscal 2002.

          Audit Committee. Messrs. Lill, Keller, Maypole and Mimberg serve as members of the audit committee, and Mr. Lill is the chairman. The members of the audit committee are independent as defined in the New York Stock Exchange Rules. The audit committee is responsible for:

•	recommending independent auditors,

•	discussing with the independent auditors their independence from management,

•	pre-approving all audit and non-audit services provided by the independent auditors,

•	reviewing with the independent auditors the scope and results of the audit engagement,

•	monitoring our financial policies and control procedures,

•	reviewing with our independent auditors, with and without management present, the scope and results of their respective audits,

•

discussing with management and our independent auditors the interim and annual financial statements that we file with the SEC, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, and

•	reviewing and monitoring the provision of non-audit services by our auditors.

The Audit Committee operates under a written Audit Committee Charter, as amended by the board of directors effective February 19, 2003, a copy of which is attached hereto as Annex A.  The audit committee held two meetings in fiscal 2002.

How are directors compensated?

          Cash Compensation. Directors who are not employees of our company receive an annual retainer of $25,000 and $1,500 per board and committee meeting attended. Directors who are also employees of our company are not separately compensated for their service as directors.  Additionally, the chairmen of the audit and compensation committees receive annual retainers of $5,000 and $4,000, respectively.

          Options and Restricted Stock. In fiscal 2002, the board of directors granted to each of Messrs. Keller, Lill, Maypole and Mimberg 5,000 shares of restricted Class A Common Stock and non-qualified options to purchase an additional 2,500 shares of Class A Common Stock pursuant to the Dan River Inc. 2000 long-term incentive plan, which we refer to as the 2000 long-term incentive plan.  The restricted stock vests in three equal increments on March 1, 2003, 2004 and 2005 (or 100% upon a change in control).  The options vest and become exercisable in three equal increments on December 31, 2002, 2003 and 2004 (or 100% upon a change in control).  The options granted Messrs. Keller, Lill and Maypole have an exercise price of $.42 per share and expire on January 29, 2012.  Mr. Mimberg’s options have an exercise price of $2.35 per share and expire on November 1, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below shows, as of January 24,  2003, how many shares of each class of our Common Stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person “beneficially owns” securities if that person has or shares the power to vote or dispose of the securities. The person also “beneficially owns” securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

	Beneficial Ownership of Class A Common Stock(1)			Beneficial Ownership of Class B Common Stock			Percentage Of Combined Voting Power(2)

Name	Number of Shares		Percent of Class(2)	Number of Shares		Percent of Class

Donald J. Keller	58,333	(11)	*	—		—	*
Joseph L. Lanier, Jr.(3)(4)	2,480,253	(7)(8)(11)	10.2	2,062,070	(8)(9)	100.0%	30.2
Edward J. Lill	30,333	(11)	*	—		—	*
John F. Maypole	93,333	(11)	*	—		—	*
Rainier H. Mimberg	5,000	(11)	*	—		—	*
Richard L. Williams(3)(5)	792,731	(11)	3.3	465,981	(9)	22.6	7.6
Barry F. Shea(3)(6)	292,204	(11)	1.2	174,912	(9)	8.5	2.8
Gregory R. Boozer(3)	115,000	(11)	*	—		—	*
Harry L. Goodrich(3)	89,417	(11)	*	—		—	*
Mezzanine Investment Limited Partnership-BDR(10)	6,708,723		27.5	—		—	21.4
Dimensional Fund Advisors, Inc.(12)	1,650,300		6.8	—		—	5.3
T. Rowe Price Associates,Inc.(13)	1,509,400		6.2	—		—	4.8
Trafelet & Co., LLC(14)	1,395,500		5.7	—		—	4.5
Delta Partners LLC(15)	1,204,000		4.9	—		—	3.8
All executive officers and directors as a group (12 Persons)	3,449,304	(7)(11)	14.1	2,062,070	(8)(9)	100.0	33.3

* Less than 1%.

(1)

Under our articles of incorporation, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a share-for-share basis at any time subject to compliance with certain first offer rights. As a result, shares of Class A Common Stock shown in the table as beneficially owned by any individual include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by such individual.

(2)	Based on an aggregate of 20,362,773 shares of Class A Common Stock issued and outstanding as of January 24, 2003, including restricted stock, plus, for each individual,

•	the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individual; and

•	the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to April 25, 2003.

(3)	The business address of Messrs. Lanier, Williams, Shea, Boozer and Goodrich is 2291 Memorial Drive, Danville, Virginia 24541.

(4)	Mr. Lanier disclaims beneficial ownership of 96,553 shares that are held by his wife, Mrs. Ann M. Lanier.

(5)	Mr. Williams disclaims beneficial ownership of 96,250 shares that are held by his wife, Mrs. Suzanne S. Williams.

(6)	Mr. Shea disclaims beneficial ownership of 60,000 shares that are held by his wife, Mrs. Nellie C. Shea.

(7)	Includes:

•	252,180 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Joseph L. Lanier, Jr.,

•	65,553 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Ann M. Lanier,

•	551,722 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Joseph Lanier, III,

•	551,722 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Ann L. Jackson,

•	96,250 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Suzanne S. Williams,

•	369,731 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Richard L. Williams,

•	124,912 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Barry F. Shea, and

•	50,000 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Nellie C. Shea.

We refer to the beneficial owners listed in the preceding bullets as the Senior Management Group. With respect to the shares described above Mr. Lanier has sole voting power pursuant to the terms of a Voting Agreement dated November 20, 1997 between the Company and the members of the Senior Management Group, as amended, which we refer to as the Voting Agreement.

(8)

Includes shares of Class B Common Stock beneficially owned by the members of the Senior Management Group with respect to which Mr. Joseph L. Lanier, Jr. has sole voting power pursuant to the Voting Agreement. See Footnote 7 above.

(9)	Mr. Lanier has sole voting power with respect to these shares pursuant to the terms of the Voting Agreement.

(10)

Reflects shares of Class A Common Stock beneficially owned by Mezzanine Investment Limited Partnership—BDR, which we refer to as MILP, whose address is One Madison Avenue, New York, New York 10010. According to Schedule 13D/A filed on behalf of MetLife Inc., which we refer to as MLINC, Metropolitan Life Insurance Company, which we refer to as MetLife, MILP and 23rd Street Investments, Inc., which we refer to as 23rd Street, the general partner of MILP is 23rd Street, which is a wholly-owned subsidiary of MetLife. MetLife is a wholly-owned subsidiary of MLINC, a publicly traded company. MILP is a limited partnership in which MetLife is a limited partner with a 99% partnership interest and 23rd Street is the general partner with a 1% partnership interest.

(11)	Includes options exercisable within 60 days and outstanding restricted stock.

(12)	Based solely on Schedule 13G/A filed with the SEC on February 12, 2003. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(13)

According to Schedule 13G/A filed with the SEC on January 28, 2003, these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc., which we refer to as TRP, serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, TRP is deemed to be a beneficial owner of such securities; however, TRP expressly disclaims that it is, in fact, the beneficial owner of such securities.  According to the 13G/A, TRP possesses sole voting power over 396,200 shares of Class A Common Stock and sole deposition power over 1,509,400 shares of Class A Common Stock. The address of TRP is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)

According to Schedule 13G/A filed with the SEC on February 4, 2003, Trafelet & Company, LLC and Remy W. Trafelet, whose business address is c/o 153 E. 53rd Street, 51st Floor, New York, New York  10022, share voting and dispositive power with respect to these shares of Class A Common Stock.

(15)

According to Schedule 13G filed with the SEC on January 29, 2003, Delta Partners LLC, Charles Jobson and Christopher Argyrople, whose business address is One Financial Center, Suite 1600, Boston, Massachusetts 02111, share voting and dispositive power with respect to these shares of Class A Common Stock.  Included among the reported shares are shares beneficially owned by Prism Partners L.P. and Prism Offshore Fund Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

          General. We, certain members of senior management, which we refer to as the Management Shareholders, MILP, and all other holders of our common stock prior to the initial public offering of our common stock in November 1997, are parties to a registration rights agreement, dated September 3, 1991, as amended. All provisions of the registration rights agreement described below terminate on the earlier of:

•	September 3, 2006, or

•

the date when shares of Class A Common Stock which are held by the above-described holders other than Management Shareholders constitute less than 10% of the outstanding Common Stock, subject to limited exceptions.

The registration rights agreement is applicable only with respect to shares of Common Stock held prior to the initial public offering. It contains, among others, the following provisions:

          Demand and Piggyback Registration Rights. The holders (not including the Management Shareholders) of at least 20% of the Class A Common Stock held by such holders immediately prior to the initial public offering may, on seven occasions, demand that we prepare and file a registration statement under the Securities Act of 1933, as amended.  These demand registration rights are applicable to such number of shares of Class A Common Stock held by such holders prior to the initial public offering as are designated by the holders of a majority of such shares of Class A Common Stock after consultation with the book running lead underwriter of any such offering and the demanding holders. Once every 12 months, we may delay the filing of any such registration statement for up to 60 days if we would be required in the opinion of counsel to disclose information in the registration statement that it would not otherwise be required to publicly disclose and the board of directors determines that such disclosure is not in our best interests. In addition, such holders of Class A Common Stock are entitled to offer and sell their Class A Common Stock in any underwritten public offering involving the offering of any securities by us or by any of our subsidiaries, subject to certain limitations. We may also offer and sell our Class A Common Stock in any underwritten public offering effected at the request of such holders of Class A Common Stock, subject to certain limitations.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table shows the compensation earned during fiscal 2002, fiscal 2001 and fiscal 2000 by our chief executive officer and our four other most highly compensated executive officers.  These individuals are called the named executive officers.

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation Awards(2)

Name and Principal Position	Fiscal Year	Salary	Bonus(3)	Other Annual Com-pensation(4)	Restricted Stock($)(5)	Securities Underlying Options(#)	All Other Compensation(6)

Joseph L. Lanier, Jr.	2002	$566,906	$205,763	$11,338	$27,300	32,500	$1,316
Chairman and Chief Executive	2001	551,616	—	13,120	99,775	32,500	35,998
Officer	2000	533,664	104,385	2,921	—	65,000	1,700
Richard L. Williams	2002	443,991	161,435	8,880	18,900	22,500	(112)
President and Chief Operating	2001	432,640	—	10,290	69,075	22,500	25,978
Officer	2000	418,560	81,870	2,291	—	45,000	1,700
Barry F. Shea	2002	266,395	96,861	5,328	7,350	8,750	283
Executive Vice President—Chief	2001	259,584	—	6,174	26,863	8,750	16,732
Financial Officer	2000	251,136	49,122	1,375	—	17,500	1,700
Gregory R. Boozer	2002	221,989	80,715	4,828	6,300	7,500	1,438
Executive Vice President—	2001	216,300	—	5,319	23,025	7,500	16,868
Manufacturing	2000	209,277	40,935	1,146	—	15,000	1,700
Harry L. Goodrich	2002	198,368	72,127	3,968	4,200	5,000	1,868
Vice President, Secretary and	2001	193,939	—	4,608	15,530	5,000	15,763
General Counsel	2000	186,480	36,475	1,019	—	10,000	1,700

(1)

The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each named executive officer and has therefore been omitted.

(2)	No SARs have been granted.

(3)

Bonuses are based on operating income targets approved by the board of directors at the beginning of each fiscal year. Based upon operating income targets established at the beginning of the 2002 fiscal year, each of the named executive officers was paid a bonus equal to approximately 36% of his base salary for the 2002 fiscal year.

(4)

Represents the company match in respect of the named executive officer’s deferrals of salary pursuant to the Dan River Inc. 401(k) Plan, a defined contribution plan available to all of our salaried employees, and of salary and bonus pursuant to the Dan River Inc. Non-Qualified 401(k) and Deferred Compensation Plan (the “NQ 401(k)”), a non-qualified defined contribution plan available to our senior managers.  Also includes interest paid to the named executive officer pursuant to the NQ 401(k), to the extent such interest exceeded 120% of the applicable federal rate.

(5)

Based upon the number of shares of restricted stock awarded multiplied by the closing market price of Class A Common Stock on the date of grant.  Restricted stock issued during the 2001 fiscal year vests in one third increments on March 1, 2002, 2003 and 2004 and becomes fully vested in the event of a Change in Control as defined in the 2000 long-term incentive plan.  Restricted stock issued during the 2002 fiscal year vests in one third increments on March 1, 2003, 2004 and 2005 and becomes fully vested in the event of a Change in Control.  There were a total of 454,500 shares of restricted Class A Common Stock awarded to a total of 57 key employees during fiscal 2002.  The aggregate value of the restricted stock was $1,022,625 at December 27, 2002, based on the closing price of our Class A Common Stock of $2.25 per share on December 27, 2002. No dividends are payable on the restricted stock.

(6)

Represents amounts accrued during the applicable fiscal years to each named executive officer pursuant to the Dan River Inc. Salary Retirement Plan and, for fiscal 2002 and fiscal 2001, the SERP and the restricted SERP (as described below).

Option Grants Table

          The following table shows certain information relating to the options granted to each of the named executive officers during fiscal 2002.

Option/SAR Grants In Last Fiscal Year

	Individual Grants		Option Term

	Number of Securities Underlying, Options/SARs Granted (#)(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share ($ /Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name					5%	10%

Joseph L. Lanier, Jr.	32,500	11%	$.42	1/29/12	$62,748	$159,016
Richard L. Williams	22,500	7%	$.42	1/29/12	43,441	110,088
Barry F. Shea	8,750	3%	$.42	1/29/12	16,894	42,812
Gregory R. Boozer	7,500	2%	$.42	1/29/12	14,480	36,696
Harry L. Goodrich	5,000	2%	$.42	1/29/12	9,654	24,464

(1)	We have not granted any SARs.

(2)

All options granted are options to purchase Class A Common Stock. The options vest and become exercisable in three equal increments on December 31, 2002, 2003 and 2004. However, the options vest and become exercisable immediately in the event of a Change in Control as defined in the 2000 long-term incentive plan. The optionee or his estate will be entitled to exercise such options, to the extent vested, within six months after the date of the event resulting in termination of employment.

Aggregated Options Table

          The following table shows certain information with respect to options exercised during fiscal 2002 and options held at the end of fiscal 2002 by each named executive officer. All options are options to purchase Class A Common Stock.  There were no stock appreciation rights outstanding at the end of fiscal 2002.

Aggregated Option/SAR Exercises In Last Fiscal Year And
Fiscal Year End Option/SAR Values Table

	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-money Options at FiscalYear-End($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph L. Lanier, Jr	—	—	289,583	70,417	0	$59,475
Richard L. Williams	—	—	201,250	48,750	0	41,175
Barry F. Shea	—	—	81,042	18,958	0	16,013
Gregory R. Boozer	—	—	66,250	16,250	0	13,725
Harry L. Goodrich	—	—	39,167	10,833	0	9,150

(1)	Represents the difference between the closing price on the New York Stock Exchange of our Class A Common Stock on December 27, 2002 of $2.25 per share and the respective option exercise prices.

Equity Compensation Plans

          The following table shows certain information concerning Class A Common Stock to be issued in connection with our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,582,793	$7.08	275,318
Equity compensation plans not approved by security holders	0	0	0
Total	2,582,793	$7.08	275,318

Retirement Plans

          The table below shows the annual retirement benefits payable to named executive officers as a life-only annuity starting at the greater of age 65 or their current age, based on their remuneration and years of service under our restricted supplemental executive retirement plan, which we refer to as our restricted SERP, our supplemental executive retirement plan, which we refer to as our SERP, and our salary retirement plan, which we refer to as our retirement plan. The material terms of these three plans are discussed briefly below the table.

	Years of Service

Remuneration	5	10	15	20 or more

$200,000	$20,000	$40,000	$60,000	$80,000
$350,000	$35,000	$70,000	$105,000	$140,000
$500,000	$50,000	$100,000	$150,000	$200,000
$650,000	$65,000	$130,000	$195,000	$260,000
$800,000	$80,000	$160,000	$240,000	$320,000
$950,000	$95,000	$190,000	$285,000	$380,000

          The restricted SERP is designed to provide each participant with an aggregate, noncontributory retirement benefit from us (after taking into account other deferred compensation benefits from us) at age 65 equal to 40% of such participant’s final average monthly compensation if such participant completes at least 20 years of service with us. The compensation committee of our board of directors designates who is eligible to participate in the restricted SERP. A participant’s final average monthly compensation for this purpose consists of such participant’s average monthly base salary, bonus and commissions payable before any deductions whatsoever, the greater of either

•	in the five calendar year period ending immediately before the participant’s retirement date, or
•	in the five calendar year period which includes the participant’s retirement date.

          A participant’s years of service are the same as such participant’s years of vesting service under our retirement plan. If a participant fails to complete at least 5 years of service, no benefit will be payable to the participant under the restricted SERP. A participant who completes less than 20 years of service will receive a fraction of such participant’s 40% of final average monthly compensation benefit. The numerator of this fraction will be such participant’s actual years of service and the denominator of this fraction will be 20. A participant’s restricted SERP benefit is reduced by:

•	the retirement benefits payable to the participant under the retirement plan and the SERP,

•	the benefits payable under our 401(k) plan to the extent attributable to matching contributions made by us,

•	such participant’s social security benefits, and

•	any other benefit which the compensation committee of our board of directors decides duplicates the benefit payable under the restricted SERP.

          A participant’s restricted SERP benefit is further reduced to the extent provided under the retirement plan in the event of retirement prior to age 65. Finally, a participant’s benefit under the restricted SERP cannot be assigned or otherwise transferred to any other person by a participant, such benefit is payable to a participant only from our general assets, and a participant is only a general and unsecured creditor of ours with respect to the payment of such benefit.

          Messrs. Lanier, Williams, Shea, Boozer and Goodrich are participants in the restricted SERP. For the five calendar year period which ended December 31, 2002, the average monthly compensation for purposes of the restricted SERP for Messrs. Lanier, Williams, Shea, Boozer and Goodrich was $61,761, $49,276, $29,403, $23,915 and $20,873, respectively. As of January 1, 2003 each of Messrs. Lanier, Williams, Shea, Boozer and Goodrich had 13 years of service under the restricted SERP. As of January 1, 2003 there were 22 other executives designated as participants in the restricted SERP.

          The retirement plan and the SERP work together. The retirement plan provides a noncontributory benefit to participants based on both years of service and a participant’s career average monthly earnings, which we refer to as average compensation. Average compensation consists of a participant’s base salary and commissions. No bonuses are taken into account in a participant’s average compensation. Messrs. Lanier, Williams, Shea, Boozer and Goodrich participate in the retirement plan on the same basis as other salaried employees, and any benefit which the retirement plan pays to these five named executive officers reduces the benefit which we will pay to the five named executive officers under the restricted SERP. Estimated annual benefits payable under the retirement plan upon retirement at the greater of age 65 or current age for Messrs. Lanier, Williams, Shea, Boozer and Goodrich based on a single life annuity were $25,068, $24,996, $44,800, $54,036 and $43,136, respectively.

          The SERP will provide a noncontributory benefit to each of our highly compensated employees who is designated by the compensation committee of our board of directors as eligible to participate in the SERP and who actually accrues a benefit under our retirement plan on and after January 1, 2001. The SERP is designed to work together with the retirement plan to make up for the fact that the retirement plan does not give a participant credit for bonuses and cannot give credit for base salary and commissions in excess of the IRS limits. The SERP will provide a retroactive benefit for a participant for each year after 1987 and before 2001 if such participant accrued a benefit under the retirement plan in any such year and was a participant in the SERP on January 1, 2001. The SERP will provide a benefit for each year after 2000 if a participant accrues a benefit under the retirement plan in any such year. A participant’s benefit under the SERP is paid at the same time and in the same form as provided under the retirement plan except that a participant’s benefit under the SERP is payable only from our general assets and a participant is only a general and unsecured creditor of ours with respect to the payment of such benefits. As of January 1, 2003, there were 108 employees designated as eligible to participate in the SERP, including Messrs. Lanier, Williams, Shea, Boozer and Goodrich. Estimated annual benefits payable under the SERP upon retirement at the greater of age 65 or current age for Messrs. Lanier, Williams, Shea, Boozer and Goodrich based on a single life annuity were $53,147, $37,432, $36,072, $32,890 and $21,944, respectively. Any benefit which we pay to the named executive officers under the SERP reduces the benefit which we will pay to these five executives under the restricted SERP.

Employment Agreements

          We have employment agreements with the five named executive officers, as well as certain other executive officers and key employees.  The named executive officers’ agreements each became effective in late 2002, and each has a rolling three year term, renewing for an additional year on the first and each subsequent anniversary unless notice of non-renewal is given by us or by the executive officer prior to such anniversary.  In the event of a change in control as defined in the agreement, the term automatically extends for three years from the date of the change in control and then continues to renew annually as described above.  Each employment agreement provides for the executive officer to be retained in certain specified capacities, and to devote his full business time and attention to our business.  The employment agreements provide that we shall pay the executive officer a bonus under the Dan River Inc. Management Incentive Plan, which we refer to as the bonus plan, and reimburse certain business related expenses. The bonus plan provides for the payment of an annual cash bonus to our executive officers and key employees based upon our achievement of operating income and working capital management goals established at the beginning of each fiscal year and approved by the board of directors. Participation in the bonus plan, as well as award levels and performance criteria, are recommended by the chief executive officer and approved by the compensation committee of the board of directors.  Each of the agreements also contains restrictions on disclosure or use of confidential information and solicitation of employees and customers after termination of employment.

          Mr. Lanier’s employment agreement provides that he will serve as the chief executive officer and chairman of the board of directors at a base salary of $575,000 per year, which may be increased annually at the discretion of the compensation committee of the board of directors, subject to certain cost of living adjustments.

          The employment agreements with the other four named executives provide that they shall receive a base salary equal to the rate being paid immediately prior to the execution of the agreement, that they will be considered for salary increases at least as often as salaried employees generally are considered for increases, and their salary will not be reduced except in connection with a reduction which applies generally to all salaried employees.

          The employment agreements are terminable upon the death or total disability of the executive, by us for “good cause,” as defined in the employment agreements, by us without cause, by the executive for “good reason,” as defined in the employment agreements, by the executive without good reason or, in the case of Mr. Shea’s contract only, upon the occurrence of a change in control.  Each employment agreement provides that, in the event the executive’s employment is terminated for no cause, for good reason or, in Mr. Shea’s case, a change in control, such executive will be paid an amount equal to two times his annual base salary and target bonus in effect at the time of termination, plus any incentive bonus prorated to the date on which employment is terminated. The executive would also be entitled to participate for a period of up to twenty-four months after termination of his employment in various welfare, pension and savings plans and programs offered by us.  Additionally, Messrs. Shea, Boozer and Goodrich would receive the equivalent of an additional two years of vesting credit under the restricted SERP.

Compensation Committee Interlocks and Insider Participation

          Messrs. Maypole, Keller and Lill served on the compensation committee of the board during fiscal 2002.  None of them are current or former officers or employees of our company or any subsidiary or have any other direct or indirect relationship with our company or any other entity that could reasonably be expected to influence their actions as members of the compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Our compensation package for all of our executive officers in fiscal 2002 consisted of:

•	base salary,

•	cash bonus,

•	restricted stock, and

•	stock options.

The compensation committee expects that compensation for executive officers in fiscal 2003 will include these same elements.

          Base Salary. Mr. Lanier’s base salary is determined in accordance with his employment agreement, with increases in excess of cost of living increases to be recommended by the compensation committee and subject to the approval of the full board of directors.  In fiscal 2002 Mr. Lanier’s salary was increased approximately 4% from fiscal 2001.

          Mr. Lanier’s, as well as other executive officers’ salaries, are established in line with merit budget guidelines applicable to all salaried employees and approved by the board of directors. The merit budget is established annually by the board of directors and is generally intended to adjust for inflation and competitive factors relating to pay levels in the textile industry. Adjustments may be approved by the compensation committee to take account of changes in the executive officer’s responsibilities and his or her overall performance.

          Cash Bonuses. Each executive officer, including Mr. Lanier, is eligible to receive an annual cash bonus pursuant to the terms of our management incentive plan. The established objectives of the management incentive plan are:

•	to maximize operating income while encouraging prudent management of working capital, and

•	to enhance our ability to attract and retain talented management.

Operating income targets are recommended at the beginning of each fiscal year by the compensation committee and approved by the board of directors. The compensation committee determines the target award level category to which each executive officer is assigned. In establishing operating income targets and other financial criteria for awards under the management incentive plan, the compensation committee has focused specifically on our performance in comparison to certain other textile companies. For example, achieving a target award under the management incentive plan generally requires performance above the level of such other textile companies at the time the bonus targets were established.  Mr. Lanier and the other named executive officers were each paid a cash bonus equal to approximately 36% of base salary with respect to fiscal 2002.

          Restricted Stock and Stock Options. Our restricted stock and long-term stock option plans are intended to align the interests between our shareholders and our directors, officers and key employees through the grant of restricted stock and/or stock options which vest over a period of time. Options granted in fiscal 2002 had an exercise price equal to the closing price of our Class A Common Stock on the New York Stock Exchange on January 29, 2002 and, together with the restricted stock that was granted in fiscal 2002, provide a strong incentive to management to build shareholder value over time.

          Long-Term Equity-Based Awards and Performance-Based Awards. Our equity-based and performance-based awards are intended to attract and retain key employees and directors by providing such persons with incentives and rewards for superior performance and increased shareholder value. Stock options, stock appreciation rights, restricted stock, deferred shares, performance awards and other stock-based awards may be awarded based on certain performance criteria. The awards and terms of the awards are determined by the compensation committee in their sole discretion.

John F. Maypole, Chairman
Donald J. Keller
Edward J. Lill

          The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, which we refer to together as the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Stock Price Performance Graph

          The graph below reflects cumulative shareholder return (based on market capitalization and assuming the reinvestment of dividends) on our Class A Common Stock compared to the return on the S&P 500 Index and a peer group of textile companies which, in our opinion, are engaged in lines of business similar to those in which we are engaged. Trading in our Class A Common Stock commenced on November 21, 1997 in connection with our initial public offering. The graph reflects the investment of $100.00 on December 31, 1997 in our Class A Common Stock, the S&P 500 Index and in the peer group and the reinvestment of dividends.

	Dan River Inc.	S&P 500	Peer Group(1)

12/31/97	100.00	100.00	100.00
12/31/98	71.49	128.58	125.89
12/31/99	31.18	155.64	70.05
12/31/00	13.51	141.47	36.73
12/31/01	3.35	124.66	15.01
12/31/02	16.73	97.11	8.15

(1)	Peer group consists of Cone Mills Corporation, Delta Woodside Industries Inc., and WestPoint Stevens Inc.

          The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

ADOPTION AND APPROVAL OF 2003 LONG-TERM INCENTIVE PLAN
(Item 2)

          The following information regarding the long-term incentive plan is being provided to you in connection with the solicitation of proxies for adoption and approval of the plan and the related performance goals for the payment of performanced-based compensation under Section 162(m) of the Code. The following description of the long-term incentive plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the long-term incentive plan, which is attached hereto as Annex B. You are urged to read the long-term incentive plan.

          On February 19, 2003, our board of directors approved the long-term incentive plan and directed that the long-term incentive plan be submitted to our shareholders at this year’s annual meeting.

          The long-term incentive plan is intended to allow us to attract and retain key employees and certain directors and to provide such persons with incentives and rewards for superior performance and increased shareholder value.

          No awards will be made under our 2000 long-term incentive plan after the long-term incentive plan is approved by our shareholders.

Material features of the Long-Term Incentive Plan

          Types of Awards.   The long-term incentive plan would permit the granting of any or all of the following types of incentive awards: (1) stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, (2) stock appreciation rights, or SARs, in tandem with stock options or freestanding, (3) restricted shares, (4) deferred shares, (5) performance shares and performance units conditioned upon meeting performance criteria, and (6) other awards of stock or awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, stock or securities convertible into stock, which we refer to as other stock-based awards.

          Administration and Eligibility.   The long-term incentive plan shall be administered by our compensation committee, composed of two or more members each of whom must be a ‘‘non-employee director’’ within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, to the extent an award is intended to qualify as ‘‘performance-based compensation’’ under Section 162(m) of the Code, an ‘‘outside director’’ within the meaning of Section 162(m). The compensation committee has the authority to select officers, key employees and non-employee directors to whom awards are granted, to determine the type of awards and the number of shares covered and to set the terms, conditions and provisions of such awards. The compensation committee shall be authorized to interpret the long-term incentive plan and to establish, amend and rescind any rules and regulations relating to the long-term incentive plan, to determine the terms and provisions of any agreements entered into under the long-term incentive plan and to make all other determinations which may be necessary or advisable for the administration of the long-term incentive plan. Although under the plan the compensation committee may select participants from all of our employees, (approximately 7,000 persons as of February 19, 2003) we expect that there will be approximately 90 participants in fiscal 2003.

          Shares Subject to Plan.   Subject to adjustment as described below, 1,000,000 shares of our Class A Common Stock, plus the shares that are not subject to awards under the 2000 long-term incentive plan on the date our shareholders approve the long-term incentive plan, initially shall be available for awards granted under the long-term incentive plan.  There were approximately 280,000 shares that were not subject to awards under the 2000 long-term incentive plan on February 19, 2003, which was the date our board of directors approved the long-term incentive plan, but the number of such shares could increase or decrease due to normal plan activity prior to the date the long-term incentive plan is approved by our shareholders.  All shares available in any year that are not awarded under the long-term incentive plan shall be available for awards in subsequent years. No more than 1,000,000 shares may be used for awards of performance units.

          If we acquire another company or another company combines with us, any of our shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the long-term incentive plan and would not be subtracted from the shares available for grant under the long-term incentive plan. If any shares subject to any award under the long-term incentive plan are forfeited, or such award is settled for cash, or expires or is otherwise terminated without issuance of shares, the shares subject to such award shall again be available for grant pursuant to the long-term incentive plan. If shares are withheld by or tendered to us in connection with the payment of the exercise price of an option or other award under the long-term incentive plan or the satisfaction of tax withholding obligations, such shares shall then be available for awards under the long-term incentive plan. The shares of stock deliverable under the long-term incentive plan may be authorized and unissued shares, treasury shares or shares that have been reacquired by us.

          Stock Options.   Stock options granted under the long-term incentive plan may be options that are intended to qualify as ‘‘incentive stock options’’ within the meaning of Section 422 of the Code or ‘‘nonqualified stock options’’ that are not intended to so qualify. The price per share of stock purchasable under any stock option will be determined by the compensation committee, but may not be less than 100% of the fair market value of the stock on the date of the grant of such option (or 110% of the fair market value in the case of incentive stock options granted to officers, key employees or non-employee directors holding 10% or more of our voting stock). The term of each option shall be fixed by the compensation committee. Options shall be exercisable at such time or times as determined by the compensation committee, but no option may be exercised more than ten years from the date the option is granted (or 5 years from the date of grant in the case of incentive stock options granted to participants holding 10% or more of our voting stock).

          Each grant must specify the terms and conditions, including the achievement of performance objectives determined by the compensation committee and the continuous employment of the participant during a specified period, that are necessary for the stock options to become exercisable and such grant may also provide for the early exercise of the options in the event of a change in control of our company or similar event.

          Stock Appreciation Rights.   A SAR may be granted freestanding or in tandem with an option granted under the long-term incentive plan. Upon exercise of a SAR, the participant is entitled to receive the excess of the fair market value of the shares for which the right is exercised (calculated on the exercise date) over either the option price under the related option in the case of tandem SARs or a specified ‘‘base price’’ determined by the compensation committee at the time of grant in the case of freestanding SARs. The grant price and other terms of the SAR shall be determined by the compensation committee, but the grant price may not be less than the fair market value of the shares on the date of grant and no SAR may be exercisable more than ten years from the grant date. Payment by us upon such exercise may be in cash, stock or a combination of cash and stock, and the compensation committee may grant to the participant or reserve to the compensation committee the right to elect among those alternatives. Unless otherwise determined by the compensation committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

          Restricted Stock.   An award of restricted stock involves the immediate transfer by us of stock in consideration of the rendering of services. Restricted stock must be subject to a ‘‘substantial risk of forfeiture’’ within the meaning of Section 83 of the Code for a period determined by the compensation committee, and during such period, such restricted stock may not be transferred or otherwise disposed of by the recipient. Subject to such restrictions, the participant is immediately entitled to voting, dividend and other ownership rights in such restricted stock, although the compensation committee may provide that dividends paid on such stock during the restricted period be subject to certain restrictions. The compensation committee may specify performance objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such restricted stock. The compensation committee may also provide for early termination of such restrictions in the event of a change in control of our company or similar event.

          Deferred Shares.   An award of deferred shares granted under the long-term incentive plan represents the right to receive stock in consideration for the performance of services at the end of a specified deferral period as determined by the compensation committee on the date of grant. Any grant of deferred shares may be subject to such conditions, including the attainment of performance objectives and the continuous employment of the participant during the deferral period, as the compensation committee specifies. The grant may provide for the early termination of the deferral period in the event of a change in control of our company or similar event. During the deferral period, the participant is not entitled to transfer, vote or receive dividends on the shares subject to the award, but the compensation committee may provide for the payment of dividend equivalents on a current or deferred basis.

          Performance Awards.   Performance awards are any kind of awards made by the compensation committee. From time to time, the compensation committee may set a period during which performance criteria determined by the compensation committee are measured for the purpose of determining the extent to which a performance award has been earned. If by the end of such performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units granted. Performance share awards are payable in the form of shares, and performance unit awards are payable in the form of stock, cash or a combination thereof. The performance period set by the compensation committee may be long or short and may be subject to early termination in the event of a change in control of our company or a similar event.

          Other Stock-Based Awards.   The compensation committee may also grant other stock-based awards, consistent with the purposes of the long-term incentive plan, which shall be any award of stock or other award that is valued in whole or in part by reference to, or is otherwise based on, stock or securities convertible into stock. Subject to the terms of the long-term incentive plan, the compensation committee may determine the terms and conditions of any such other stock-based award.

          Nonassignability of Awards.   Unless the compensation committee determines otherwise at the time of an award or thereafter, no award granted under the long-term incentive plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and SARs may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant if permitted by applicable law. The compensation committee may expressly provide in a nonqualified stock option agreement that the participant may transfer such option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the compensation committee may approve.

          Adjustments.   In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other corporate change or event, the compensation committee may make substitutions or adjustments in the aggregate number or class of shares which may be distributed under the long-term incentive plan and in the number, class and price of shares subject to the outstanding awards granted under the long-term incentive plan as it deems appropriate to maintain the purpose of the original grant.

          The compensation committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles.

          Amendment and Termination.   Our board of directors may amend, alter, suspend, terminate or discontinue the long-term incentive plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, termination or discontinuation may be made without shareholder approval to increase (1) the aggregate number of shares available under the long-term incentive plan, (2) the aggregate number of performance units that may be granted, or (3) the number of shares (including options) or performance units that may be granted to any participant in any calendar year. The compensation committee may amend the terms of any award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without his or her consent. However, the compensation committee may not amend the terms of any option to reduce the option price or to cancel any option and grant a new option with a lower option price such that the effect would be the same as reducing the option price. The long-term incentive plan will terminate 10 years from the date on which it was approved by our board of directors.

          Code Section 162(m) Performance-Based Compensation.   The compensation committee may grant to a participant who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such award, a ‘‘covered employee’’ under Code Section 162(m), performance-based awards that vest or become exercisable upon the achievement of one or more objective performance goals established by the compensation committee, which shall be based on the achievement of specified levels of one or any combination of the following: market share, sales, costs, return on equity, earnings per share, EBITDA, earnings growth, return on capital, return on assets, total shareholder return or increase in the market value per share. Such performance goals may be expressed on an absolute or a relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance and/or the past or current performance of other companies, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. Such performance goals shall be set by the compensation committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision to the Code, and the regulations under the Code.

          The long-term incentive plan provides that with respect to any covered officer under Section 162(m) of the Code or as designated by the committee, the maximum number of shares of which all performance-based restricted stock, deferred shares, performance shares, performance units and/or other stock-based awards may be granted under the long-term incentive plan in any calendar year is 250,000 shares and that the maximum amount of any such award which is payable in cash in any calendar year is $2,500,000.

Estimate of Benefits

          Because the long-term incentive plan is discretionary and may be based on our financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the plan. If the long-term incentive plan had been in effect during fiscal 2002, the stock option awards received by our executive officers would have been the same as the stock option awards actually received by such persons during fiscal 2002 under our 2000 long-term incentive plan. The Option/SAR Grants in Last Fiscal Year table on page 10 lists the stock option awards during fiscal 2002 for our chief executive officer and the four other highest-paid executive officers.

Federal Income Tax Consequences

          The following discussion outlines generally the federal income tax consequences of participation under the long-term incentive plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the long-term incentive plan.

          Nonqualified Stock Options.   The recipient of a nonqualified stock option under the long-term incentive plan is not subject to any federal income tax upon the grant of such option nor does the grant of the option result in an income tax deduction for us. As a result of the exercise of an option, the recipient will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined is delayed under Section 83(c) of the Code until the earlier of the last day of the six-month period beginning on the date the ‘‘property’’ is ‘‘purchased’’ or the first day on which a sale of the ‘‘property purchased’’ will not subject the recipient to suit under Section 16(b) of the Exchange Act. Alternatively, if the recipient is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined under Section 83 of the Code. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient.

          Depending on the period the shares are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or a long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified stock option was exercised.

          Special rules apply to a recipient who exercises a non-qualified stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

          Incentive Stock Options.   An employee is not subject to any federal income tax upon the grant of an incentive stock option pursuant to the long-term incentive plan, nor does the grant of an incentive stock option result in an income tax deduction for us. Further, an employee will not recognize income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

          If the shares transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the employee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the employee’s gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. We normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee.

          If the shares transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

          Other Awards.   A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares on such date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

          A recipient of deferred shares generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.

          A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

          In limited circumstances where the sale of shares received under the long-term incentive plan could subject an officer or director to suit under Section 16(b) of the Exchange Act, the federal income tax consequences to the officer or director may differ from the federal income tax consequences described above. In these circumstances, absent a Section 83(b) election (as described above), the principal difference usually will be to postpone valuation and taxation of the shares received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

          To the extent that a participant recognizes ordinary income on the payment of an award, we or the subsidiary for which the participant performs services should be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an ‘‘excess parachute payment’’ within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m). An employee who recognizes ordinary income ordinarily will be subject to both wage withholding and other employment taxes.

What is the recommendation of the Board of Directors?

          The Board of Directors recommends that you vote FOR the proposal to adopt and approve the 2003 long-term incentive plan.

Independent Auditors

          The board of directors has selected Ernst & Young LLP to serve as independent auditors of our financial statements for the 2003 fiscal year.  We have been advised by Ernst & Young LLP that neither it nor any member thereof has any direct or material indirect financial interest in our company or any of our subsidiaries in any capacity.  One or more representatives of Ernst & Young will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

          Ernst & Young LLP billed us an aggregate of $263,100 for professional services rendered for the audit of our annual financial statements for the 2002 fiscal year and for review of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2002.

Financial Information Systems Design and Implementation Fees

          Ernst & Young LLP has not billed us for any financial information systems design and implementation services (of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X) during fiscal 2002.

All Other Fees

          Ernst & Young LLP billed us an aggregate of $105,200 for all services rendered to us during fiscal 2002 other than the audit services described above.  The other fees included fees for audit related services of  $77,300 and fees for non-audit services of $27,900.  Audit related services generally include fees for pension and statutory audits and accounting consultations.  None of the non-audit services fees were for financial information systems design and implementation.

          The audit committee has considered whether the provision of the non-audit services are compatible with maintaining Ernst & Young LLP’s independence.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors (the “Audit Committee”) of Dan River Inc. (“Dan River”) is composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

          The Audit Committee is responsible for overseeing Dan River’s financial reporting process on behalf of the Board of Directors.  Dan River management has the primary responsibility for its financial reporting process, principles and internal controls as well as preparation of its financial statements.  Dan River’s independent auditors are responsible for performing an audit of Dan River’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

          The Audit Committee has reviewed and discussed Dan River’s audited financial statements as of and for the year ended December 28, 2002 with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from Dan River.  The Audit Committee has also considered whether the independent auditors provision of information technology and other non-audit services of Dan River is compatible with maintaining the auditors’ independence.  The Audit Committee has concluded that the independent auditors are independent from Dan River and its management.

          Based on the reports and discussions described above, the Audit Committee has recommended to the Board of Directors that Dan River’s Audited Financial Statements be included in its Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

Edward J. Lill, Chairman
Donald J. Keller
John F. Maypole
Rainer H. Mimberg

          The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors and persons who beneficially own more than ten percent of our Class A Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities.  Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, all such persons complied with the applicable reporting requirements.

 Annual Report on Form 10-K

          We will provide without charge, at the written request of any shareholder of record or beneficial owner of our stock as of February 28, 2002, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to:

Dan River Inc.
P.O. Box 261
Danville, Virginia 24543
Attention: Denise Laussade,
Vice President-Finance

Shareholder Nominations for Election of Directors

          Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if:

•	the shareholder is otherwise entitled to vote generally in the election of directors, and

•	timely notice in writing is sent to our Secretary.

          To be timely, a shareholder’s notice must be received at our principal executive offices not less than 130 days prior to the meeting.

          If less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date the meeting was mailed or such public disclosure was made, whichever occurs first.

          The shareholder’s notice must set forth for each person to be nominated for election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the number of shares of each class of Common Stock beneficially owned by the person, and

•	other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act.

          The shareholder’s notice must also set forth, with respect to the shareholder giving such notice:

•	the name and address of the shareholder, and

•	the number of shares of each class of Common Stock beneficially owned by the shareholder.

          We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Shareholder Proposals

          Any shareholder proposals intended to be presented at our 2004 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than November 19, 2003 in order to be considered for inclusion in the proxy materials to be distributed by the board of directors in connection with the meeting. Any shareholder proposals intended to be presented at our 2004 annual meeting of shareholders but not to be included in the board’s proxy materials under Rule 14a-8 must be received no later than December 16, 2003 in order to be considered at the 2004 annual meeting. However, if we give less than 60 days’ notice of our 2004 annual meeting of shareholders, then shareholder proposals intended to be presented at the meeting but not to be included in the board’s proxy materials under Rule 14a-8 must be received no later than ten days after notice of the 2004 annual meeting is mailed or a press release or other public communication announcing the meeting date is made.

Expenses of Solicitation

          We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. No specific fee was allocated to services provided in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

By Order of the Board of Directors

/s/ HARRY L. GOODRICH

Harry L. Goodrich Secretary

          Our annual report on Form 10-K for fiscal 2002, which includes audited financial statements, accompanies this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

ANNEX A

DAN RIVER INC.
AUDIT COMMITTEE CHARTER1

Organization

This charter governs all of the responsibilities and processes of the audit committee and must be approved by resolution of the full board of directors.  The committee shall review and reassess this charter at least annually and submit any amendments to this charter for the approval of the board of directors.  The committee shall be appointed by the board of directors and shall comprise at least three directors, all of whom shall have no relationship that may interfere with the exercise of their independence from management and the Company and are otherwise “independent” as determined in accordance with applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange, and any other authority having jurisdiction.  All committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise, in each case as determined by the board of directors in its business judgment.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board.  In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and in its sole discretion to retain outside legal, accounting or other experts for this purpose.

Meetings

The audit committee shall meet at least quarterly and more often as required in the discretion of the committee.

Attendance

As necessary or desirable, the chairperson may request that members of management, representatives of the independent auditors, and others be present at meetings of the committee.  The Secretary of the Company shall attend meetings of the committee for purposes of maintaining minutes of committee meetings.

Responsibilities and Processes

The primary responsibility of the audit committee is to assist board oversight of   (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. The audit committee shall have sole authority and responsibility to hire and fire independent auditors, and to approve any non-audit relationship with the independent auditors.  The audit committee shall also be responsible for preparing any audit committee report that SEC rules may require to be included in the Company’s annual proxy statement.  The committee shall regularly report its activities to the Board, and shall provide a performance evaluation annually to the Board.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.  These processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the audit committee, as representatives of the Company’s shareholders.  The committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

[1] As amended effective February 19, 2003

A-1

•

The committee shall require that the independent auditors submit to the committee, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company.  The committee shall discuss with the auditors their independence from management and the Company and any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.  The committee shall determine and recommend to the Board of Directors any action which the committee may determine is appropriate to ensure the independence of the outside auditors.

•

The committee shall meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and will also review the extent of non-audit services provided by the independent auditing firm and its affiliates in relation to the objectivity needed in the audit.  The committee will review the fees to be charged by the independent auditors and shall have sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors.

•

At least annually, the committee shall, as and to the extent required by applicable law, obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•

Periodically, the committee shall meet separately with the Company’s internal auditor, the Company’s independent auditor, and with the Company’s management, in order to, among other things, assess the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures, or particular areas where new or more detailed controls or procedures are desirable. Among other items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data, and information, and any audit problems or difficulties and management’s response.  Also, the committee should elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs and inquire concerning any disagreements with management, which if not satisfactorily resolved, would have caused the independent auditors to issue a non-standard report on the Company’s financial statements.

•

At least annually, the committee shall review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors, and with management .

•

The committee shall cause the independent auditors to review the Company’s interim financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q and require that the independent auditors advise the committee and management whether any matters came to their attention which should under applicable guidelines be communicated to the committee.  Should any such matters be identified, the committee shall take appropriate action to be fully informed about and take any appropriate action with respect to such matters.

•

The committee shall review and discuss as appropriate with management and the independent auditors the financial statements to be included in the Company’s annual and quarterly reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including their judgment about the quality of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•

The committee shall review and discuss as appropriate with management and the independent auditors earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, as well as policies with respect to risk assessment and risk management.

•	The committee shall establish clear hiring policies for employees or former employees of the independent auditors.

•	The committee shall have the power to investigate any matter within the scope of its duties that is brought to its attention.

A-2

ANNEX B

DAN RIVER INC.
2003 LONG-TERM INCENTIVE PLAN

1.   PURPOSE.

          The purpose of this Plan is to attract and retain Key Employees and Non-Employee Directors for Dan River and to provide such persons with incentives and rewards for superior performance and increased shareholder value. This Plan will authorize the Committee to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Stock Appreciation Rights, Deferred Shares, Performance Shares, Performance Units and Other Stock-Based Awards to those officers, Key Employees and Non-Employee Directors who are selected to participate in the Plan.

2.   DEFINITIONS.

          As used in this Plan, the following terms shall be defined as set forth below:

          ‘‘AFFILIATE’’ means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

          ‘‘AWARD’’ means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or Other Stock-Based Awards granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

‘‘AWARD AGREEMENT’’ means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

‘‘BASE PRICE’’ means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

‘‘BOARD’’ means the Board of Directors of Dan River Inc.

          ‘‘CHANGE IN CONTROL’’ means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

          (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Joseph L. Lanier, Jr., is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company;

          (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

          (iii) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

          (iv) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 66 2/3% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 1.3(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 1.3(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 1.3(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 1.3(iv)(A) immediately before the consummation of such transaction.

          “CHANGE IN CONTROL DATE” means the date which includes the “closing” of the transaction which results from a Change in Control or, if there is no transaction which results from a Change in Control, the date of such Change in Control as reported by the Company to the Securities and Exchange Commission.

‘‘CODE’’ means the Internal Revenue Code of 1986, as amended from time to time.

          ‘‘COMMITTEE’’ means a Committee of the Board as described in Section 5 which shall have a least 2 members, each of whom qualify as “non-employee” directors under Section 16 of the Exchange Act, as “outside directors” under Section 162(m) of the Code and, when required, as “independent directors” within the meaning of the listing rules of the New York Stock Exchange.

‘‘COMPANY’’ means Dan River Inc. or any successor corporation.

          ‘‘COVERED OFFICER’’ means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a ‘‘covered employee’’ of the company within the meaning of Section 162(m) of the Code; provided, however, that the term ‘‘Covered Officer’’ shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a ‘‘covered employee’’ with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a ‘‘covered employee’’ with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

‘‘DAN RIVER’’ means Dan River Inc., or any successor to such corporation.

‘‘DEFERRAL PERIOD’’ means the period of time during which Deferred Shares are subject to deferral limitations enumerated in Section 10 of this Plan.

‘‘DEFERRED SHARES’’ means an Award pursuant to Section 10 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

          ‘‘DISABILITY’’ means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

          ‘‘DIVIDEND EQUIVALENTS’’ means amounts equivalent to the dividends paid on Shares of common stock. They may be granted in connection with Awards denominated in notional Shares, or they may be granted on a freestanding basis.

          ‘‘EARLY RETIREMENT’’ means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan on or after attainment of age 55.

‘‘EMPLOYEE’’ means any person, including an officer, employed by Dan River, a Subsidiary, Affiliate or a Parent Corporation.

‘‘EXCHANGE ACT’’ means the Securities Exchange Act of 1934, as amended from time to time.

          ‘‘FAIR MARKET VALUE’’ with respect to the Stock means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal (a) under the New York Stock Exchange Composite Transactions if Stock is traded on the New York Stock Exchange or, (b) if Stock is otherwise publicly traded, under the quotation system under which such closing price is reported or, (2) if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, (3) if no such closing price is available on such date, such closing price as so reported for the immediately preceding business day, or, (4) if no newspaper or trade journal reports such closing price or if no such price quotation is available, or if Stock is not publicly traded, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          ‘‘GRANT DATE’’ means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

‘‘GRANTEE’’ means the person so designated in an agreement as the recipient of an Award granted by the Company.

          ‘‘HARDSHIP’’ means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

‘‘INCENTIVE STOCK OPTION (ISO)’’ means any Option that is intended to qualify as an ‘‘Incentive Stock Option’’ under Section 422 of the Code or any successor provision.

‘‘KEY EMPLOYEE’’ means an Employee who, in the judgment of the Committee acting in its absolute discretion, is key to the business performance and success of Dan River.

‘‘NON-EMPLOYEE DIRECTOR’’ means a member of the Board who is not an Employee.

‘‘NONQUALIFIED STOCK OPTION’’ or ‘‘NQSO’’ means an Option that is not intended to qualify as an Incentive Stock Option.

          ‘‘NORMAL RETIREMENT’’ means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan at or after attainment of age 65, or if a Participant is not covered by any such plan, retirement on or after attainment of age 65.

‘‘OPTION’’ means any Option (ISO or NQSO) to purchase Shares granted under this Plan.

‘‘OPTION PRICE’’ means the purchase price payable to purchase one share upon the exercise of an Option or other Award.

‘‘OPTIONEE’’ means the person so designated in an agreement evidencing an outstanding Option or other Award.

‘‘OTHER STOCK-BASED AWARD’’ means any Award granted under Section 12 of the Plan.

‘‘PARENT CORPORATION’’ means any corporation which is a parent of Dan River within the meaning of Section 424(e) of the Code.

          ‘‘PARTICIPANT’’ means a Non-Employee Director or an Employee who is selected by the Committee to receive benefits under this Plan, provided that Non-Employee Directors shall not be eligible to receive grants of Incentive Stock Options.

          ‘‘PERFORMANCE OBJECTIVES’’ means performance goals or targets established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares, Options, Restricted Shares or Other Stock-Based Awards. Performance Objectives may be described in terms of

Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Any Performance Objectives applicable to Awards intended to qualify as ‘‘performance-based compensation’’ under Section 162(m) of the Code shall be limited to specified levels of, or increases in, the Company’s or Subsidiary’s market share, sales, costs, return on equity, earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA), earnings growth, return on capital, return on assets, total shareholder return and/or increase in the Fair Market Value of the Shares. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee, after the date of grant, may modify such Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable if the Committee determines that such modification would be permissible under Section 162(m) of the Code or would have no effect under Section 162(m) of the Code.

          ‘‘PERFORMANCE PERIOD’’ means a period of time established under Section 11 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Option, Deferred Share or Restricted Share are to be achieved.

          ‘‘PERFORMANCE SHARE’’ means an Award pursuant to Section 11 of this Plan that provides the Participant the opportunity to earn one or more Shares contingent upon the achievement of one or more Performance Objectives during a Performance Period.

          ‘‘PERFORMANCE UNIT’’ means an Award pursuant to Section 11 of this Plan that provides the Participant the opportunity to earn one or more units, denominated in Shares or cash or a combination thereof, contingent upon achieving one or more Performance Objectives during a Performance Period.

‘‘PERSON’’ means any individual, corporation, partnership, associate, joint- stock company, trust, unincorporated organization, government or instrumentality of a government or other entity.

‘‘PLAN’’ means this Dan River Inc. 2003 long-term incentive plan as effective as of the date approved by the shareholders of the Company in 2003 and as amended from time to time thereafter.

          ‘‘RESTRICTED SHARES’’ means Shares granted under Section 9 of this Plan subject to such restrictions, including, but not limited to, service requirements and/or Performance Objectives, as may be determined by the Committee at the time of grant.

‘‘RULE 16B-3’’ means Rule 16B-3 of the Exchange Act and any successor provision thereto as in effect from time to time.

          ‘‘SHARES’’ or ‘‘STOCK’’ means shares of the Class A Common Stock of Dan River Inc., $0.01 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 4 of this Plan.

          ‘‘SPREAD’’ means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

‘‘STOCK APPRECIATION RIGHT’’ means a right granted under Section 8 of this Plan, including a Stock Appreciation Right or a Tandem Stock Appreciation Right.

          ‘‘SUBSIDIARY’’ means a corporation or other entity (i) more than 50 percent of whose outstanding Shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding Shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, as of the date this Plan is approved by the Board and thereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, ‘‘Subsidiary’’ means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

          ‘‘SUBSTITUTE AWARDS’’ means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

          ‘‘TANDEM STOCK APPRECIATION RIGHT’’ means a Stock Appreciation Right granted pursuant to Section 8 of this Plan that is granted in tandem with an Option or any similar right granted under any other Plan of the Company such that the exercise of one results in the cancellation of the other.

          ‘‘TEN PERCENT SHAREHOLDER’’ means a person who owns, at the time of an Award and after taking into account the attribution rules of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of either Dan River, a Subsidiary or a Parent Corporation.

3.   SHARES AVAILABLE UNDER THE PLAN.

          (a) Subject to adjustment as provided in Section 4 of this Plan, the number of Shares (the “Authorized Shares”) that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) Awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Deferred Shares, Performance Shares, Performance Units, or Other Stock Based Awards, shall not in the aggregate exceed (y) 1,000,000 Shares, plus (z) the Shares authorized for issuance under the 2000 long-term incentive plan which have not been previously issued and are not subject to outstanding Awards as of the effective date of this Plan.  Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company. The number of Performance Units granted under this Plan may not in the aggregate exceed 1,000,000.

          (b) Upon the payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. Upon the payment in cash of a benefit provided by any Award under this Plan, any Shares that were subject to such Award shall again be available for issuance or transfer under this Plan. Performance Units that are paid in Shares or are not earned by a Participant at the end of a Performance Period are available for future grants of Performance Units.

          (c) If an Award expires or terminates for any reason without being exercised in full or is satisfied without the distribution of Stock, or Stock distributed pursuant to an Award is forfeited or reacquired by the Company, or is surrendered upon exercise of an Award, the Stock subject to such Award or so forfeited, reacquired or surrendered shall again be available for distribution for purposes of the Plan.

          (d) No Participant may receive Awards, including Options, during any one calendar year representing more than 250,000 Shares or more than 250,000 Performance Units.

          (e) Any shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.   ADJUSTMENTS.

          In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined in good faith by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the rights of Optionees or Grantees, then the Committee shall, in such manner as it may deem equitable: (i) adjust any or all of (1) the per Participant and the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) or Performance Units with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) or Performance Units subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that in each case, the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

5.   ADMINISTRATION OF THE PLAN.

          (a) This Plan shall be administered by the Committee except that, for purposes of grants of Awards to Non-Employee Directors, the entire Board shall serve as the Committee.

          (b) The Committee, shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority: (i) to select the officers and other Key Employees of the Company, its Subsidiaries and Affiliates to whom Awards may from time to time be granted; (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Share Awards, Deferred Share Awards, Performance Share Awards, Performance Unit Awards, or any combination of the foregoing, granted to any one or more Participants; (iii) to determine the number of Shares to be covered by any Award; (iv) to establish the terms and conditions of any Award, including, but not limited to: (A) the Share price; (B) any restriction or limitation on the grant, vesting or exercise of any Award (including but not limited to, the attainment (and certification of the attainment) of one or more Performance Objectives (or any combination thereof) that may apply to the individual Participant, a Company business unit, including a Subsidiary or an Affiliate, or the Company as a whole); and (C) any waiver of vesting, acceleration or forfeiture provisions regarding any Stock Option or other Award and the Stock relating thereto, based on such factors as the Committee shall determine; and to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee), dividends or deemed dividends on such deferrals.

          (c) Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret and administer the Plan and any instrument or agreement relating, to or Award made under, the Plan; to amend or modify the terms of any Award at or after grant with the consent of the holder of the Award, except to the extent prohibited by Section 7(b); to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such person are similarly situated). No member of the Committee shall be liable to any person or entity for any action taken or determination made in good faith with respect to the Plan or any Awards granted hereunder.

          (d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary and Affiliate, and Participant, any holder or beneficiary of any Award, any Employee and any Non-Employee Director.

6.   ELIGIBILITY.

          Any officer, Key Employee (including any employee-director of the Company or of any Subsidiary or Affiliate who is not a member of the Committee) or Non- Employee Director shall be eligible to be designated a Participant.

7.   OPTIONS.

          The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Shares to which it pertains.

          (b) Each grant shall specify an Option Price per Share. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the Grant Date. If an officer or Key Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such officer or Key Employee, the Option Price shall be no less than 110% of the Fair Market Value on the Grant Date. Notwithstanding the foregoing and except as permitted by the provisions of Sections 4 and 20(c) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options absent shareholder approval, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options absent shareholder approval if the cancellation and substitution would be combined under the rules set forth in Financial Accounting Standards Board Interpretation No. 44 (March 2000).

          (c) Each Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares that have been owned by the Optionee for at least six months and have a value at the time of exercise that is equal to the Option Price, together with any applicable withholding taxes, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 7(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

          (d) On or after the Grant Date of any Option other than the Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 7(d), the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer apply only to the same number of Shares received by the Optionee as applied to the forfeitable or Restricted Shares surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

          (f) On or, in the case of Nonqualified Stock Options, after the Grant Date, the Committee may provide for the automatic grant to the Optionee of a ‘‘reload’’ Option in the event the Optionee surrenders Shares in satisfaction of the Option Price upon the exercise of an Option as authorized under Sections 7(c) and (d) above. Each reload Option shall pertain to a number of Shares equal to the number of Shares utilized by the Optionee to exercise the original Option. Each reload Option shall have an exercise price equal to the Fair Market Value on the date the reload is granted and shall expire on the stated expiration date of the original Option.

          (g) Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-Employee Director, service on the Board) or other terms and conditions, such as achievement of Performance Objectives, that may be determined by the Committee that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

          (h) Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-Employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options or Tandem Stock Appreciation Rights related to such Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Plans of the Company) exceeds $100,000 such Options shall be treated as Nonqualified Stock Options.

          (i) No Option granted under this Plan may be exercised more than 10 years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

          (j) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.

8.   STOCK APPRECIATION RIGHTS.

          The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(b) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;

          (c) Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(d) Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event,

          (e) On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of Dividend Equivalents thereon in cash or Shares on a current, deferred or contingent basis,

          (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan,

          (g) Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under this or any other Plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation;

          (h) Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date. Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised. Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event. No Stock Appreciation Right granted under this Plan may be exercised more than 10 years from the Grant Date.

9.   RESTRICTED SHARES.

          The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

          (c) Each grant shall provide that the Restricted Shares covered thereby shall be subject to a ‘‘substantial risk of forfeiture’’ within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event.

          (d) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal by the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 11 of this Plan regarding Performance Shares and Performance Units.

          (f) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in the form of cash or additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

          (g) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

          (h) At the end of the restricted period and provided that any other restrictive conditions of the Restricted Shares Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

10.   DEFERRED SHARES.

          The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

          (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

          (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

          (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 11 of this Plan regarding Performance Shares and Performance Units. Except as otherwise determined by the Committee, all Deferred Shares and all rights of the grantee to such Deferred Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in continuous employment of the Company for the entire Deferral Period in relation to which such Deferred Shares were granted and unless any other restrictive conditions relating to the Deferred Shares are met.

          (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

11.   PERFORMANCE SHARES AND PERFORMANCE UNITS.

        The Committee also may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

          (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on a date specified by the Committee at the time of grant and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

(c) Each Award shall specify the Performance Objectives that are to be achieved by the Participant with respect to the grant or the vesting thereof.

          (d) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula or other procedure for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

          (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

          (f) Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

(g) Any grant of Performance Shares may provide for the payment to the Participant of Dividend Equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

          (h) If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

          (i) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

12.   OTHER STOCK-BASED AWARDS.

          The Committee shall have the authority to grant to Participants an ‘‘Other Stock-Based Award,’’ which shall consist of any right that is (a) not an Award described in Sections 7 through 11 above and (b) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

13.   AWARDS TO NON-EMPLOYEE DIRECTORS.

          The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees be payable (either automatically or at the election of a Non-Employee Director) in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares and/or Other Stock Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

14.   PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE-BASED AWARDS.

          Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Awards granted hereunder shall be subject to the terms and provisions of this Section 14:

          (a) The Committee may grant to Covered Officers performance-based Awards that vest or become exercisable upon the attainment of performance targets related to one or more Performance Objectives selected by the Committee from among the list of Performance Objectives contained herein. For the purposes of this Section 14, performance goals shall be limited to one or more of the Performance Objectives or any combination thereof. Each Performance Objective may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

          (b) With respect to any Covered Officer, the maximum number of Shares in respect of which all performance-based Restricted Shares, Deferred Shares, Performance Shares, Performance Units and Other Stock-Based Awards may be granted under the Plan during any one calendar year is 250,000 and the maximum amount of any Award which shall be payable in cash during any one calendar year is $2,500,000.

          (c) To the extent necessary to comply with Section 162(m) of the Code, with respect to Restricted Share Awards, Deferred Share Awards, Performance Share Awards, Performance Unit Awards and Other Stock-Based Awards, no later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the Performance Objective or Objectives applicable to the Performance Period, (ii) establish the various targets and bonus amounts which may be earned for such Performance Period, and (iii) specify the relationship between Performance Objectives and targets and the amounts to be earned by each Covered Officer for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such Performance Period. In determining the amount earned by a Covered Officer for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

15.   TRANSFERABILITY.

          (a) Except as provided in Section 15(b), no Award granted under this Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

          (b) The Committee may expressly provide in a Nonqualified Stock Option agreement (or an amendment to such an agreement) that a Participant may transfer such Nonqualified Stock Option to a spouse or lineal descendant (a ‘‘Family Member’’), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family

Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of any such Nonqualified Stock Option shall be prohibited except in accordance with this Section 15(b). All terms and conditions of any such Nonqualified Stock Option, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 15(b).

          (c) Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 9 of this Plan, shall be subject to further restrictions upon transfer.

16.   FRACTIONAL SHARES.

          No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

17.   WITHHOLDING TAXES.

          To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit to pay the minimum required tax withholding. The Committee may provide, at its discretion, for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award other than ISO’s.

18.   CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE.

          Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, Disability, Normal Retirement, Early Retirement with the consent of the Company or leave of absence approved by the Company, or in the event of Hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 15(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

19.   FOREIGN EMPLOYEES.

          In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

20.   AMENDMENTS AND OTHER MATTERS.

          (a) The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall increase any of the limitations specified in Sections 3 or 14(b) of this Plan, other than to reflect an adjustment made in accordance with Section 4, without the further approval of the shareholders of the Company.

          (b) Subject to the restrictions of Section 7(b) hereof, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

          (c) The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with a performance based award’s meeting the requirements of Section 162(m) of the Code.

          (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

          (e) To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

21.   GOVERNING LAW.

          The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws (including those governing contracts) of the State of Georgia, without giving effect to the conflict of law principles thereof.

22.   NO RIGHTS TO AWARDS.

          No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

23.   SHARE CERTIFICATES.

          All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

24.   AWARD AGREEMENTS.

          Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

25.   NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS.

          Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

26.   SEVERABILITY.

          If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

27.   OTHER LAWS.

          The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

28.   NO TRUST OR FUND CREATED.

          Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

29.   HEADINGS.

          Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

30.   EFFECTIVE DATE AND SHAREHOLDER APPROVAL.

          This Plan shall become effective upon its approval by the shareholders of the Company.

31.   TERMINATION.

          This Plan shall terminate ten years from the date on which this Plan is first approved by the shareholders of the Company, and no Award shall be granted after that date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

CLASS A - FRONT

DAN RIVER INC.
PROXY FOR CLASS A COMMON STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON APRIL 25, 2003

          The undersigned hereby appoints Joseph L. Lanier, Jr. and Donald J. Keller, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Dan River Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on April 25, 2003, at 10:00 a.m., EDT, at the Riverview Inn, Country Club Drive, Danville, Virginia or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

          Unless you are voting electronically or by telephone, please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

PLEASE RECORD ADDRESS CHANGE OR ANY COMMENTS HERE:

DAN RIVER INC.					CLASS A - BACK
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet				Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/drf	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	To elect three (3) directors:

Term ending at the 2005 annual meeting, or until his successor is elected and qualified:

(01)	Rainer H. Mimberg

Term ending at the 2006 annual meeting, or until his successor is elected and qualified:

(02)	Edward J. Lill
(03)	John F. Maypole

	FOR ALL NOMINEES ☐		☐ WITHHELD FROM ALL NOMINEES

☐_________________________________ For all nominees except as noted above

2.	To adopt and approve the 2003 Long-Term Incentive Plan.

			FOR	AGAINST	ABSTAIN
			☐	☐	☐

		MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THE CARD.				☐

UNLESS YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON APRIL 25, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY OR VOTED ELECTRONICALLY OR BY TELEPHONE.

Signature:	Date:		Signature:		Date:

CLASS B - FRONT

DAN RIVER INC.
PROXY FOR CLASS B COMMON STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON APRIL 25, 2003

          The undersigned hereby appoints Joseph L. Lanier, Jr. and Donald J. Keller, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Dan River Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on April 25, 2003, at 10:00 a.m., EDT, at the Riverview Inn, Country Club Drive, Danville, Virginia or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

          Unless you are voting electronically or by telephone, please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

PLEASE RECORD ADDRESS CHANGE OR ANY COMMENTS HERE:

DAN RIVER INC.	CLASS B- BACK
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/drf	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	To elect three (3) directors:

Term ending at the 2005 annual meeting, or until his successor is elected and qualified:

(01)	Rainer H. Mimberg

Term ending at the 2006 annual meeting, or until his successor is elected and qualified:

(02)	Edward J. Lill
(03)	John F. Maypole

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐_________________________________ For all nominees except as noted above

2.	To adopt and approve the 2003 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THE CARD.	☐

UNLESS YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON APRIL 25, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY OR VOTED ELECTRONICALLY OR BY TELEPHONE.

Signature:	Date:	Signature:	Date: